UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2009

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Front Avenue, Suite 502

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2009, NightHawk Radiology Holdings, Inc. (the “Company”) entered into a share repurchase agreement with its founder and former chief executive officer, Dr. Paul E. Berger, pursuant to which the Company will purchase 3,000,000 shares of the Company’s common stock from Dr. Berger at a per share price of $4.63 per share, or an aggregate purchase price of approximately $13.9 million.

A copy of the share purchase agreement between the Company and Dr. Berger dated August 12, 2009 is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On August 13, 2009, the Company issued a press release announcing the stock repurchase and updating its financial guidance to give effect thereto. A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference. The information provided under Item 2.02 in this Form 8-K and the second paragraph of Exhibit 99.2 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Share Purchase Agreement between the Company and Dr. Paul E. Berger dated August 12, 2009.

99.2	Press release dated August 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2009

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Share Purchase Agreement between the Company and Dr. Paul E. Berger dated August 12, 2009.

99.2	Press release dated August 13, 2009.